As filed with the Securities and Exchange Commission on March 7, 2007
Registration No. 333-131931

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONGAREE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6021	20-3863936
(state or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3618 Sunset Boulevard
West Columbia, South Carolina 29169
(803) 461-0165
(Address and Telephone Number of Intended Principal Place of Business)

F. Harvin Ray, Jr.
Chief Executive Officer
3618 Sunset Boulevard
West Columbia, South Carolina 29169
(803) 461-0165
(Name, Address, and Telephone Number of Agent For Service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

J. Brennan Ryan, Esq.
Nelson Mullins Riley & Scarborough LLP
999 Peachtree Street, NE, Suite 1400
Atlanta, Georgia 30309
(404) 817-6218

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

         An aggregate of 2,630,000 shares of common stock (including 130,000 shares underlying the warrants) and 130,000 warrants were initially registered in the offering that was declared effective by the Securities and Exchange Commission on April 20, 2006.

         The Registrant’s offering was terminated on October 16, 2006 and a total of 1,764,439 shares of common stock and 130,000 warrants were issued. In addition, 130,000 shares of common stock remain reserved for issuance upon exercise of the warrants. The remaining 735,561 shares of common stock registered in the offering are hereby deregistered.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Columbia, State of South Carolina, on March 7, 2007.

CONGAREE BANCSHARES, INC. By: /s/ F. Harvin Ray, Jr. ————————————————— F. Harvin Ray, Jr. Chief Executive Officer and President

        In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Hal Derrick* Thomas Hal Derrick	Director	March 7, 2007

/s/ David S. Murray, Jr.* David S. Murray, Jr.	Director	March 7, 2007

/s/ Stephen P. Nivens* Stephen P. Nivens	Senior Vice President, Director	March 7, 2007

/s/ F. Harvin Ray, Jr. F. Harvin Ray, Jr.	President, Chief Executive Officer, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer	March 7, 2007

/s/ Victoria Samuels, MD* Victoria Samuels, MD	Director	March 7, 2007

/s/ E. Daniel Scott* E. Daniel Scott	Director	March 7, 2007

/s/ Nitin C. Shah* Nitin C. Shah	Director	March 7, 2007

/s/ J. Larry Stroud* J. Larry Stroud	Director	March 7, 2007

/s/ Donald E. Taylor* Donald E. Taylor	Director	March 7, 2007

/s/ John D. Thompson* John D. Thompson	Director	March 7, 2007

/s/ Harry Michael White* Harry Michael White	Director	March 7, 2007

By: /s/ F. Harvin Ray, Jr. F. Harvin Ray, Jr. As Attorney-in-fact	March 7, 2007